UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18702 N. Creek Parkway, Suite 100 Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2025, Max Rosett, Chief Financial Officer of Immunome, Inc. (the “Company”), accepted a relocation package that incentivizes him to move to the Bothell, Washington area (the “Relocation Package”). Pursuant to the Relocation Package, the Company will pay Mr. Rosett a one-time $100,000 cash relocation bonus within 10 days of his acceptance of the Relocation Package, subject to repayment if he does not complete his relocation by January 21, 2026 or if he does not remain employed with the Company for 90 days after his relocation. Additionally, upon signing an agreement to purchase a primary residence in the Bothell, Washington area, Mr. Rosett will also be entitled to receive a one-time $300,000 cash bonus (the “Housing Bonus”), subject to a pro-rata repayment obligation if Mr. Rosett does not remain employed by the Company for the three year-period after his receipt of the Housing Bonus. The repayment obligations do not apply if Mr. Rosett resigns for good reason or is terminated without cause (as defined in his employment offer letter).

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Descriptions

10.1	Relocation Offer Letter dated January 20, 2025, by and between the Company and Max Rosett.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: January 23, 2025	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer